UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36132	90-1005472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 713-646-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Shares	PAGP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2026, Plains All American Pipeline, L.P. (“PAA”) and Plains GP Holdings, L.P. (“PAGP” or the “Registrant”) announced that effective September 1, 2026, Russ Montgomery will be promoted to the position of Vice President, Accounting and Chief Accounting Officer of Plains All American GP LLC, the general partner of PAA, and PAA GP Holdings LLC, the general partner of PAGP. Chris Herbold, who previously served as Senior Vice President, Finance and Chief Accounting Officer of PAA and PAGP, is retiring from the company on August 31, 2026.

Mr. Montgomery, age 50, has served as Vice President, Controller of PAA since 2019. He previously served as Controller from 2010 to 2019, Director of Operational Accounting from 2008 to 2010, Manager of Crude Oil Accounting from 2005 to 2008 and SEC and Financial Reporting Senior Analyst from 2002 to 2005. Prior to joining PAA in September 2002, Mr. Montgomery spent four years working for the accounting firm Arthur Andersen LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

By: PAA GP Holdings LLC, its general partner

Date: June 2, 2026	By:	/s/ Richard McGee
	Name:	Richard McGee
	Title:	Executive Vice President, General Counsel and Secretary

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